Exhibit 32.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Environmental Remediation Holding Corporation (the “Company”) on Form 10-K for the year ending September 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Eze Echesi, Chief Financial Officer of the Company, hereby certify, to such officer’s knowledge, that pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Eze Echesi	December 29, 2003
Eze Echesi
Chief Financial Officer
(Principal Accounting Officer)